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As filed with the Securities and Exchange Commission on August 8, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OCCIDENTAL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4035997 (I.R.S. Employer Identification Number)

10889 Wilshire Boulevard
Los Angeles, California 90024
(310) 208-8800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Donald P. de Brier, Esq.
Executive Vice President, General Counsel and Corporate Secretary
Occidental Petroleum Corporation
10889 Wilshire Boulevard
Los Angeles, California 90024
(310) 208-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

         If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "larger accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit / Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units

(1)
Not applicable pursuant to Form S-3 General Instruction II(E).

(2)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units with other securities registered hereunder.

(3)
In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of the entire registration fee, except for $176,550 which was previously paid with respect to the $1,500,000,000 aggregate initial offering price of securities that were registered pursuant to Registration Statement No. 333-123324 that have not yet been issued and sold. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this registration statement.

Prospectus

OCCIDENTAL PETROLEUM CORPORATION

Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units

        We may offer, issue and sell from time to time, together or separately, debt securities, which may be senior or subordinated, shares of our preferred stock, depositary shares, shares of our common stock, warrants to purchase debt or equity securities, stock purchase contracts and stock purchase units.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        Our common stock is listed on the New York Stock Exchange under the symbol "OXY."

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

        Investing in our securities involves risks. See "Risk Factors" in our most recent annual report on Form 10-K, which is incorporated herein by reference, as well as in any of our subsequently filed quarterly or current reports that are incorporated herein by reference and any applicable prospectus supplement.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2008.

 ABOUT THIS PROSPECTUS

        Unless otherwise stated or the context otherwise requires, the terms "Occidental," "we," "us," "our," and "the Company" refer to Occidental Petroleum Corporation and not any of our subsidiaries.

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may from time to time sell any combination of the debt securities, preferred stock, depositary shares, common stock, warrants, stock purchase contracts and stock purchase units described in this prospectus in one or more offerings.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully this prospectus and the applicable prospectus supplement together with any additional information described under the heading "Where You Can Find More Information" before you make your investment decision.

i

 FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Factors that could cause results to differ materially include, but are not limited to:

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  exploration risks such as drilling unsuccessful wells;

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  global commodity pricing fluctuations;

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  higher-than-expected costs;

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  potential liability for remedial actions under existing or future environmental regulations and litigation;

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  potential liability resulting from pending or future litigation;

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  general domestic and international political conditions;

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  potential disruption or interruption of our production or manufacturing facilities due to accidents, political events or insurgent activity;

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  potential failure to achieve expected production from existing and future oil and gas development projects;

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  the supply/demand considerations for our products;

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  any general economic recession or slowdown domestically or internationally;

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  changes in law or regulations;

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  changes in tax law or regulations; and

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  not successfully completing, or any material delay of, any development of new fields, expansion, capital expenditure, efficiency-improvement project, acquisition or disposition.

        Words such as "estimate," "project," "predict," "will," "would," "could," "may," "might," "anticipate," "plan," "intend," "believe," "expect" or similar expressions that convey the uncertainty of future events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of those documents. Unless legally required, we do not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Certain risks that may affect our results of operations and financial position appear under the heading "Risk Factors" and elsewhere in our most recent annual report on Form 10-K, which is incorporated herein by reference, as well as in any of our subsequently filed quarterly or current reports that are incorporated herein by reference and any applicable prospectus supplement.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. These reports, proxy statements and other information can also be read through the Investor Relations section of our website at www.oxy.com. Information on our website does not constitute part of this prospectus and should not be relied upon in connection with making any investment decision with respect to our securities.

        The SEC allows us to "incorporate by reference" the information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC:

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  Annual Report on Form 10-K for the year ended December 31, 2007;

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  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008; and

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  Current Reports on Form 8-K filed on January 29, 2008 (except for information appearing under Item 2.02 and related exhibits), April 17, 2008, April 24, 2008 (except for information appearing under Item 2.02 and related exhibits), May 23, 2008, July 22, 2008 and July 24, 2008 (except for information appearing under Item 2.02 and related exhibits).

        We also incorporate by reference all documents we may subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing date of the registration statement of which this prospectus is a part and prior to the termination of the offering.

        Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

        We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference to this prospectus. Requests should be directed to:

Occidental Petroleum Corporation
10889 Wilshire Boulevard
Los Angeles, California 90024
Attn: James R. Havert
Telephone: (310) 208-8800

        You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplements and any applicable free writing prospectuses. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus, the information contained in any accompanying prospectus supplement or related free writing prospectus will be accurate only as of the date of that document, and the information contained in any document incorporated by reference in this prospectus is accurate only as the date of such document. Our business, financial condition, results of operations and prospects may have changed since that date.

        Except as provided above, no other information, including information on our internet site, is incorporated by reference in this prospectus.

 OCCIDENTAL

        We conduct our operations through three operating segments: (1) oil and gas, (2) chemical and (3) midstream, marketing and other activities. The oil and gas segment explores for, develops and produces crude oil, natural gas and natural gas liquids. The chemical segment manufactures and markets basic chemicals, vinyls and performance chemicals. The midstream, marketing and other activities segment gathers, processes, transports, stores and markets crude oil, natural gas, natural gas liquids and carbon dioxide production, and generates electricity at various facilities. Our principal executive offices are located at 10889 Wilshire Boulevard, Los Angeles, California 90024; telephone (310) 208-8800.

USE OF PROCEEDS

        The net proceeds we receive from the sale of securities offered under this prospectus will be used for general corporate purposes, including working capital, acquisitions, retirement of debt, stock repurchases and other business opportunities.

 RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our total enterprise ratios of earnings to fixed charges based on our and our subsidiaries' historical results. For the purpose of calculating this ratio, earnings consist of income from continuing operations before income taxes (other than foreign oil and gas taxes) and fixed charges. Fixed charges include interest and debt expense, including the proportionate share of interest and debt expense of equity investments, and the portion of lease rentals representative of the interest factor. We did not have any preferred stock outstanding for the periods presented and, therefore, the ratios of earnings to combined fixed charges and preferred stock dividends would be same as the ratios of earnings to fixed charges presented below.

	Six Months Ended June 30,		Years Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Ratio of Earnings to Fixed Charges	50.02	10.99	15.35	15.24	15.46	10.67	7.07

 DESCRIPTION OF SENIOR DEBT SECURITIES

General

        We may issue one or more series of senior debt securities pursuant to this prospectus. We may issue the senior debt securities under the senior indenture, dated as of April 1, 1998 (the "Senior Indenture"), between us and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee ("Senior Indenture Trustee"). The Senior Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        Below is a description of certain general terms of the senior debt securities. The description is not complete and is subject to and qualified in its entirety by reference to the Senior Indenture. The particular terms of a series of senior debt securities will be described in a prospectus supplement and, if applicable, a pricing supplement. Capitalized terms used but not defined in this summary have the meanings specified in the Senior Indenture.

        The senior debt securities will rank equally with all of our senior and unsubordinated debt. The Senior Indenture is subject to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Senior Indenture does not limit the amount of senior debt securities which we may issue, nor does it limit us or our subsidiaries from issuing any unsecured debt.

        Each prospectus supplement, together with a pricing supplement, if applicable, will describe the terms relating to a series of senior debt securities, which may include:

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  the title;

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  any limit on the amount that may be issued;

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  whether or not that series of senior debt securities will be issued as registered securities, bearer securities or both;

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  the price at which that series of senior debt securities will be issued, which may be at a discount;

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  whether or not that series of senior debt securities will be issued in global form, the terms and who the depositary will be;

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  the maturity date(s) or the method of determining the maturity date(s);

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  the person to whom any interest will be payable on any registered security, if other than the person in whose name that security is registered at the close of business on the regular record date;

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  the interest rate(s), if any, (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s);

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  the place(s) where payments shall be payable, registered securities may be surrendered for registration of transfer, securities may be surrendered for exchange, and notices and demands to or upon us may be served;

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  the period(s) within which, and the price(s) at which, that series of senior debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and other related terms and conditions;

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  any mandatory or optional sinking fund provisions or any provisions for remarketing that series of senior debt securities and other related terms and provisions;

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  the denominations in which that series of senior debt securities will be issued, if other than denominations of $1,000 in the case of registered securities and any integral multiple thereof, and in the case of bearer securities, if other than denominations of $5,000 and $100,000;

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  the currency or currencies, including composite currencies or currency units, in which that series of senior debt securities may be denominated or in which payment of the principal of and interest on, if any, that series of senior debt securities shall be payable, if other than the currency of the United States of America, and, if so, whether that series of senior debt securities may be satisfied and discharged other than as provided in Article Four of the Senior Indenture;

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  if the amounts of payments of principal of and interest on, if any, that series of senior debt securities are to be determined by reference to an index, formula or other method, or based on a coin or currency other than that in which that series of senior debt securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

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  if other than the principal amount thereof, the portion of the principal amount of that series of senior debt securities that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

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  whether we will pay additional amounts on any of the senior debt securities and coupons, if any, of the series to any non-United States holder in respect of any tax, assessment or governmental charge withheld or deducted, and under what circumstances and with what procedures we will pay such additional amounts;

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  if other than as defined in the Senior Indenture, the meaning of "Business Day" when used with respect to that series of senior debt securities;

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  if that series of senior debt securities may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the Senior Indenture, the forms and terms of those certificates, documents or conditions;

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  any addition to, or modification or deletion of, any event of default, covenant or other term or provision specified in the Senior Indenture with respect to that series of senior debt securities; and

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  any other terms (which terms may be inconsistent with the Senior Indenture).

        Each prospectus supplement or pricing supplement, as applicable, may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the senior debt securities that the prospectus supplement or pricing supplement covers, as applicable.

Limitation on Liens

        We will not, nor will we permit any Consolidated Subsidiary (as defined below), to incur, create, assume, guarantee or otherwise become liable with respect to any Secured Debt (as defined below), unless the senior debt securities are secured equally and ratably with (or prior to) such Secured Debt. This covenant will not apply to:

          (1)   Liens (as defined below) existing on the date of the Senior Indenture;

          (2)   Liens existing on property of, or on any shares of stock or Indebtedness (as defined below) of, any corporation at the time such corporation becomes a Consolidated Subsidiary;

          (3)   Liens in favor of us or a Consolidated Subsidiary;

          (4)   Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute;

          (5)   Liens existing on property, shares of stock or Indebtedness at the time of acquisition thereof (including acquisition through merger or consolidation) or Liens to secure the payment of all or any part of the purchase price thereof or the cost of construction, installation, renovation, improvement or development thereon or thereof or to secure any Indebtedness incurred prior to, at the time of, or within 360 days after the later of the acquisition, completion of such construction, installation, renovation, improvement or development or the commencement of full operation of such property or within 360 days after the acquisition of such shares or Indebtedness for the purpose of financing all or any part of the purchase price or cost thereof; and

          (6)   certain extensions, renewals or refundings of any Liens referred to in the foregoing clauses (1) through (5).

        Notwithstanding the foregoing, we and one or more Consolidated Subsidiaries may incur, create, assume, guarantee or otherwise become liable with respect to Secured Debt that would otherwise be subject to the foregoing restrictions if, after giving effect thereto, the aggregate amount of all Secured Debt, together with the Discounted Rental Value (as defined below) in respect of sale and leaseback transactions subject to the restrictions discussed in the following paragraph (excluding sale and leaseback transactions exempted from such restrictions pursuant to clause (1) or (2) of the last sentence of such paragraph), would not exceed 10% of consolidated Net Tangible Assets (as defined below) of us and our Consolidated Subsidiaries.

Limitations on Sale and Leaseback Transactions

        We will not, nor will we permit any Consolidated Subsidiary to, sell and lease back any Principal Domestic Property (as defined below) unless:

          (1)   the sale has occurred within 360 days after the later of the acquisition, completion of construction or commencement of full operations of the Principal Domestic Property;

          (2)   we or such Consolidated Subsidiary could subject such Principal Domestic Property to a Lien pursuant to the provisions described above under "—Limitation on Liens" in an amount equal to the Discounted Rental Value with respect to the sale and leaseback transaction without equally and ratably securing the senior debt securities; or

          (3)   we or such Consolidated Subsidiary, within 120 days after such sale, applies or causes to be applied to the retirement of our or its Funded Debt (as defined below) an amount (subject to credits for certain voluntary retirements of Funded Debt) not less than the greater of (a) the net proceeds of the sale of the Principal Domestic Property leased pursuant to such arrangement or (b) the fair value (as determined in any manner approved by our Board of Directors) of the Principal Domestic Property so leased.

        This restriction will not apply to any sale and leaseback transaction (1) between us and a Consolidated Subsidiary or between Consolidated Subsidiaries or (2) involving the sale or transfer of any Principal Domestic Property with a lease for a period, including renewals, of not more than three years.

Certain Definitions

        "Consolidated Subsidiary" means any Subsidiary included in our and our Subsidiaries' financial statements prepared on a consolidated basis in accordance with generally accepted accounting principles.

        "Current Liabilities" means all Indebtedness that may properly be classified as current liabilities in accordance with generally accepted accounting principles.

        "Discounted Rental Value" means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent (after deducting the amount of rent to be received by such Person under noncancelable subleases) required to be paid by such Person under such lease during the remaining noncancelable term thereof (including any such period for which such lease has been extended or may, at the option of the lessor, be extended), discounted from the respective due dates thereof to such date at a rate per annum of 11 3/4%. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. If and to the extent the amount of any rent during any future period is not definitely determinable under the lease in question, the amount of such rent shall be estimated in such reasonable manner as our Board of Directors may in good faith determine.

        "Funded Debt" means all Indebtedness maturing one year or more from the date of the creation thereof, all Indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more, even though such Indebtedness may also conform to the definition of Short-Term Borrowing.

        "Indebtedness" as applied to a Person, means, as of the date on which Indebtedness is to be determined (a) all items (except items of capital stock or of surplus or of deferred credits or minority interest in Subsidiaries) which, in accordance with generally accepted accounting principles in effect from time to time, would be included in determining total liabilities, as shown on the liability side of a balance sheet of such Person; (b) all indebtedness secured by any mortgage on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby has been assumed; and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse, agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has otherwise become directly or indirectly liable. For purposes of computing Indebtedness of any Person, there shall be excluded any particular Indebtedness which meets one or more of the following categories:

          (i)    Indebtedness with respect to which sufficient cash or cash equivalents or securities have been deposited in trust to provide for the full payment, redemption or satisfaction of the principal of, premium, if any, and interest to accrue on, such Indebtedness to the stated maturity thereof or to the date of prepayment thereof, as the case may be, and, as a result of such deposit, such particular Indebtedness, in accordance with generally accepted accounting principles, is no longer required to be reported on a balance sheet of such Person as a liability, and such cash or cash equivalents or securities are not required to be reported as an asset;

          (ii)   Indebtedness which is not classified as Indebtedness under clause (a) of this definition and which arises from any commitment of such Person relating to pipeline operations to pay for property or services substantially without regard to the non-delivery of such property or the non-furnishing of such services; or

          (iii)  Indebtedness which is not classified as Indebtedness under clause (a) of this definition and which is payable solely out of certain property or assets of such Person, or is secured by a mortgage on certain property or assets owned or held by such Person, in either case without any further recourse to or liability of such Person, to the extent such Indebtedness exceeds (x) if such Person records such property or assets on its books, the value for such property or assets recorded on such books or (y) if such Person does not record such property or assets on its books, (1) if such Indebtedness is a general obligation of the entity which does record such property or assets on its books, the net investment in or advances to such entity as recorded on the books of such Person or (2) if such Indebtedness is payable solely out of certain property or assets of such entity, the lesser of the value for such property or assets recorded on the books of such entity or the net investment in or advances to such entity as recorded on the books of such Person, in each case determined in accordance with generally accepted accounting principles.

        "Lien" means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance to secure Indebtedness for borrowed money but excluding any security interest which a lessor may be deemed to have under a lease and any lien which may be deemed to exist under a Production Payment or under any subordination arrangement.

        "Net Tangible Assets" of any specified Person means the total of all assets properly appearing on a balance sheet of such Person prepared in accordance with generally accepted accounting principles, after deducting from such total, without duplication of deductions, (1) all Current Liabilities of such Person; (2) that portion of the book amount of all such assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, all such items as goodwill, trademarks, trade names, brands, copyrights, patents, licenses and rights with respect to the foregoing and unamortized debt discount and expense; and (3) the amount, if any, at which any stock of such Person appears on the asset side of such balance sheet.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Principal Domestic Property" means any (1) developed oil or gas producing property or (2) processing or manufacturing plant, in each case which we or any Consolidated Subsidiary own or lease as of the date of the Senior Indenture or thereafter and which is located in the continental United States (provided, however, that any such property or plant declared by our Board of Directors by board resolution not to be of material importance to our or our Consolidated Subsidiaries' business, taken as a whole, will be excluded from the foregoing definition).

        "Production Payment" means any economic interest in oil, gas or mineral reserves which (1) entitles the holder thereof to a specified share of future production from such reserves, free of the costs and expenses of such production, and (2) terminates when a specified quantity of such share of future production from such reserves has been delivered or a specified sum has been realized from the sale of such share of future production from such reserves.

        "Secured Debt" means any Indebtedness of us or any Consolidated Subsidiary, secured by a Lien on any Principal Domestic Property or on any shares of stock or on any Indebtedness of any Consolidated Subsidiary which owns any Principal Domestic Property.

        "Short-Term Borrowing" means all Indebtedness in respect of borrowed money maturing on demand or within one year from the date of the creation thereof and not directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof; provided that Indebtedness in respect of borrowed money arising under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of one year or more will constitute Funded Debt and not Short-Term Borrowing, even though it matures on demand or within one year from the date as of which such Short-Term Borrowing is to be determined.

        "Subsidiary" means a corporation, association, partnership or other business entity more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other Subsidiaries, or by us and one or more of our other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors or persons performing similar functions, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Consolidation, Merger or Sale

        The Senior Indenture generally permits us to consolidate with, merge into or convey, transfer or lease our properties and assets substantially as an entirety, to any Person, so long as, immediately after giving effect to such transaction, no event of default under the Senior Indenture or event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing. However, any successor or acquiror of such assets must assume all of our obligations under the Senior Indenture and the senior debt securities and be organized and existing under U.S. laws.

Events of Default Under the Senior Indenture

        The following are events of default under the Senior Indenture with respect to each series of senior debt securities issued:

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  failure to pay any installment of interest upon any senior debt security of such series when it becomes due and payable, and continuance of such failure to pay for a period of 30 days; or

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  failure to pay the principal of any senior debt security of such series when due;

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  failure to perform or breach of any other covenant or warranty contained in the senior debt securities or the Senior Indenture (other than a covenant specifically benefiting only another series of senior debt securities), and the continuance of such failure for a period of 60 days after we receive notice from the Senior Indenture Trustee or holders of at least 25% in principal amount of the outstanding senior debt securities of that series;

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  acceleration of more than $50,000,000 of our debt for borrowed money, without such debt having been discharged or such acceleration having been rescinded or annulled within a period of 20 days after we receive notice from the Senior Indenture Trustee or holders of at least 25% in principal amount of the outstanding senior debt securities of that series;

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  certain events of bankruptcy, insolvency or reorganization relating to us; and

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  any other event of default specified in the prospectus supplement or pricing supplement, if any, relating to that series of senior debt securities.

        If an event of default with respect to senior debt securities of any series occurs and is continuing, the Senior Indenture Trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series, by notice in writing to us (and to the Senior Indenture Trustee if notice is given by such holders), may declare the principal of (or if such senior debt securities are discount securities, the portion of the principal amount specified in the applicable prospectus supplement or pricing supplement, if any), and accrued interest, if any, due and payable immediately.

        The holders of a majority in principal amount of the outstanding senior debt securities of an affected series may waive any past default with respect to that series and its consequences, except defaults regarding:

  •
  payment of principal or interest; or

  •
  covenants that cannot be modified or amended without the consent of the holder of each outstanding senior debt security of such series affected (as described under "—Modification of Senior Indenture; Waiver" below).

        Any waiver shall cure such default and the corresponding event of default.

        Subject to the terms of the Senior Indenture, the Senior Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders of the applicable series of senior debt securities, unless the holders have offered the Senior Indenture Trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Indenture Trustee, or exercising any trust or power conferred on the Senior Indenture Trustee, with respect to the senior debt securities of that series, provided that:

  •
  the direction given to the Senior Indenture Trustee is not in conflict with any law or the Senior Indenture;

  •
  the Senior Indenture Trustee may take any other action deemed proper by it which is not inconsistent with that direction; and

  •
  the Senior Indenture Trustee has not determined that the action would be unjustly prejudicial to the holders not involved in the proceeding.

        A holder of the senior debt securities of any series will have the right to institute a proceeding under the Senior Indenture or to appoint a receiver or trustee, or to seek other remedies only if:

  •
  the holder has given written notice to the Senior Indenture Trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in principal amount of the outstanding senior debt securities of that series have made written request to, and have offered reasonable indemnity to, the Senior Indenture Trustee to institute the proceedings as trustee; and

  •
  the Senior Indenture Trustee does not institute the proceeding, and does not receive from the holders of a majority in principal amount of the outstanding senior debt securities of that series other conflicting directions, within 60 days after the notice, request and offer of indemnity.

        The Senior Indenture provides that no holder or group of holders of senior debt securities will have any right to affect, disturb or prejudice the rights of other holders, obtain or seek priority or preference over another holder or enforce its rights under the Senior Indenture except as provided in the Senior Indenture for the equal and ratable benefit of all holders.

        These limitations do not apply to a suit instituted by a holder of senior debt securities if we default in the payment of the principal of or interest on the senior debt securities.

        We will periodically file statements with the Senior Indenture Trustee regarding our compliance with the conditions and covenants in the Senior Indenture.

Modification of Senior Indenture; Waiver

        We and the Senior Indenture Trustee may amend or supplement the Senior Indenture without the consent of any holders to, among other things:

  •
  evidence our succession by another person and the assumption by such person of our covenants in the Senior Indenture and the corresponding series of securities;

  •
  add to our covenants, agreements and obligations for the benefit of the holders of all senior debt securities or any series thereof, or to surrender any right or power the Senior Indenture confers upon us;

  •
  evidence and provide for the acceptance of appointment under the Senior Indenture of a successor Senior Indenture Trustee with respect to the securities of one or more series;

  •
  cure any ambiguity or correct any inconsistency in the Senior Indenture or make other provisions with respect to matters or questions arising under the Senior Indenture;

  •
  add, change or eliminate any provisions of the Senior Indenture (which addition, change or elimination may apply to one or more series of senior debt securities), provided that the addition, change or elimination neither (a) applies to any security of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of the provision nor (b) modifies the rights of holders of those securities with respect to those modified provisions;

  •
  secure the senior debt securities; or

  •
  change anything else that does not adversely affect the interests of any holder of senior debt securities.

        In addition, under the Senior Indenture, the rights of holders of a series of senior debt securities may be changed by us and the Senior Indenture Trustee with the written consent of the holders of at least a majority in principal amount of the outstanding senior debt securities of each series that is affected. However, no amendment or supplement may be made without the consent of the holder of each outstanding senior debt securities affected if such amendment or waiver would, among other things:

  •
  change the stated maturity of principal of, or any installment of principal or interest on, such senior debt securities;

  •
  reduce the principal amount of a discount security payable upon declaration of acceleration;

  •
  reduce the principal amount of, or the rate of interest on, or reduce any premium payable on, any of the senior debt securities;

  •
  change the place or currency of payment of principal or interest, if any, on any of the senior debt securities;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any of the senior debt securities; and

  •
  modify any of the foregoing requirements or reduce the percentage of senior debt securities, the holders of which are required to consent to any amendment or waiver of any covenant or past default.

Form, Exchange and Transfer

        The senior debt securities of each series may be issued as registered securities, as bearer securities (with or without coupons) or both. Unless otherwise specified in the applicable prospectus supplement or the pricing supplement, if any, registered securities will be issued in denominations of $1,000 and any integral multiple thereof and bearer securities will be issued in denominations of $5,000 and $100,000. Subject to the terms of the Senior Indenture and the limitations applicable to global securities described in the applicable prospectus supplement or the pricing supplement, if any, registered securities will be exchangeable for other registered securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the Senior Indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement or pricing supplement, if any, senior debt securities issued as registered securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly executed) at the office of the registrar or at the office of any transfer agent we designate for that purpose. Bearer securities will not be issued in exchange for registered securities. Unless otherwise provided in the senior debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have appointed the Senior Indenture Trustee as registrar. Any transfer agent (in addition to the registrar) initially designated by us for any senior debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the senior debt securities of each series.

        If the senior debt securities of any series are to be redeemed, we will not be required to:

  •
  issue, register the transfer of, or exchange any senior debt securities of, that series during a period beginning at the opening of business 15 days before any selection of senior debt securities for redemption and ending, in the case of registered securities, at the close of business on the day of mailing of the relevant notice of redemption and, in the case of bearer securities, the first publication date of the notice, or if the senior debt securities of that series are also issuable as registered securities and there is no publication, at the close of business on the day of mailing of the notice;

  •
  in the case of registered securities, register the transfer of or exchange any senior debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any registered security being redeemed in part; or

  •
  in the case of bearer securities, exchange any senior debt securities so selected for redemption, except to exchange a bearer security for a registered security that is immediately surrendered for redemption.

Global Securities

        The senior debt securities of each series may be issued in whole or in part in global form. A senior debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement or pricing supplement, if any. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global senior debt security may not be transferred, except as a whole, among the depositary for that senior debt security and/or its nominees and/or successors. If any senior debt securities of a series are issuable as global securities, the applicable prospectus supplement or pricing supplement, if any, will describe any circumstances when beneficial owners of interests in that global security may exchange their interests for definitive senior debt securities of like series and tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on that global senior debt security and the specific terms of the depositary arrangement with respect to that global senior debt security.

Discharge

        Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, we may terminate at any time our obligations under the Senior Indenture with respect to any series of senior debt securities (other than certain limited obligations, such as the obligation to transfer and exchange senior debt securities of that series) by (1)(a) delivering all of the outstanding securities of that series to the Senior Indenture Trustee to be cancelled or (b) depositing with the Senior Indenture Trustee in trust funds or non-callable United States government or government-guaranteed obligations sufficient without reinvestment to pay all remaining principal and interest on the series of senior debt securities and (2) complying with selected other provisions of the Senior Indenture.

        If we elect to discharge our obligations by depositing United States obligations as described above, that election under present law is likely to be treated for United States federal income tax purposes as a redemption of the senior debt securities of that series prior to maturity in exchange for the property deposited in trust. If so, each holder that acquired the senior debt securities on original issuance would generally recognize, at the time of discharge, gain or loss for United States federal income tax purposes measured by the difference between (1) the sum of (a) the amount of any cash and (b) the fair market value of any property deposited in trust deemed received by such holder (unless attributable to accrued interest) and (2) such holder's tax basis in the senior debt securities deemed surrendered. After the discharge, each such holder would be treated as if it held an undivided interest in the cash (or investments made therewith) and the property held in trust. Each such holder would generally be subject to tax liability in respect of interest income and original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of the assets held in trust. Although tax might be owed, the holder of a discharged senior debt security would not receive cash (except for current payments of interest on that senior debt security) until the maturity or earlier redemption (or, if applicable, repurchase by us at the option of the holder) of that senior debt security. United States federal income tax treatment of this nature could affect the purchase price that a holder would receive upon the sale of the senior debt securities. You are urged to consult with your tax advisor regarding the tax consequences of the discharge of our obligations.

Information Concerning the Senior Indenture Trustee

        The Senior Indenture Trustee, other than during the occurrence and continuance of an event of default under the Senior Indenture, undertakes to perform only those duties as are specifically set forth in the Senior Indenture and, upon an event of default under the Senior Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Senior Indenture Trustee is under no obligation to exercise any of the rights or powers given it by the Senior Indenture at the request or direction of any holder of senior debt securities unless the Senior Indenture Trustee is offered reasonable security or indemnity by that holder against the costs, expenses and liabilities that it might incur. The Senior Indenture Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

        The Bank of New York Mellon is a participating lender under our revolving credit agreement and provides commercial banking services to us and our affiliates. The Bank of New York Mellon Trust Company, N.A. is the Senior Indenture Trustee and will also act as the Subordinated Indenture Trustee. However, if The Bank of New York Mellon Trust Company, N.A. acquires any conflicting interest when an event of default is pending, it must (with certain exceptions) eliminate the conflict or resign.

Payment and Payment Agents

        The person in whose name a senior debt security is registered will be treated as the owner of such security for the purpose of receiving payment of principal and, unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, interest on such security and for all other purposes.

        Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, payment of interest on any senior debt securities (other than bearer securities) on any interest payment date will be made to the person in whose name those senior debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the interest. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, principal and interest on the senior debt securities of a particular series will be payable at the office of the paying agents that we designate, except that payments of interest (other than interest on bearer securities) may, at our option, be made by wire transfer or check mailed to the address of the person entitled thereto. Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, any payment of an installment of interest on any bearer security will be made only if the coupon relating to the interest installment is surrendered.

        We will be required to maintain a paying agent in each place of payment for the senior debt securities of a particular series. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, the corporate trust office of the Senior Indenture Trustee in The City of New York will be designated as sole paying agent for payments with respect to senior debt securities (other than bearer securities). Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, payment of principal and interest, if any, on bearer securities will be made subject to any applicable laws and regulations, at the office of a paying agent outside the United States as we may designate.

        All moneys that we pay to a paying agent or the Senior Indenture Trustee for the payment of the principal or interest, if any, on any senior debt securities which remain unclaimed at the end of two years after that principal or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

        Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, interest shall be computed, for fixed rate securities, on the basis of a 360-day year comprised of twelve 30-day months, and, for variable rate securities, on the basis of the actual number of days in the interest period divided by 360.

Governing Law

        The Senior Indenture and senior debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable.

 DESCRIPTION OF SUBORDINATED DEBT SECURITIES

General

        We may issue one or more series of subordinated debt securities pursuant to this prospectus. We may issue the subordinated debt securities under the subordinated indenture, dated as of January 20, 1999 (the "Subordinated Indenture"), between us and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee ("Subordinated Indenture Trustee"). The Subordinated Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        Below is a description of certain general terms of the subordinated debt securities. The description is not complete and is subject to and qualified in its entirety by reference to the Subordinated Indenture. The particular terms of a series of subordinated debt securities will be described in a prospectus supplement and, if applicable, a pricing supplement. Capitalized terms used but not defined in this summary have the meanings specified in the Subordinated Indenture.

        The subordinated debt securities will be unsecured and will be subordinated and junior in priority of payment to our Senior Indebtedness (as defined below). The Subordinated Indenture is subject to the Trust Indenture Act. The Subordinated Indenture does not limit the amount of Senior Indebtedness or subordinated debt securities which we may issue, nor does it limit us or our subsidiaries from issuing any debt.

        Each prospectus supplement, together with a pricing supplement, if applicable, will describe the terms relating to a series of subordinated debt securities, which may include:

  •
  the title;

  •
  any limit on the amount that may be issued;

  •
  whether or not that series of subordinated debt securities will be issued as registered securities, bearer securities or both;

  •
  the price at which that series of subordinated debt securities will be issued, which may be at a discount;

  •
  whether or not that series of subordinated debt securities will be issued in global form, the terms and who the depositary will be;

  •
  the maturity date(s) or the method of determining the maturity date(s);

  •
  the person to whom any interest will be payable on any registered security, if other than the person in whose name that security is registered at the close of business on the regular record date;

  •
  the interest rate(s), if any, (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s);

  •
  the place(s) where payments shall be payable, registered securities may be surrendered for registration of transfer, securities may be surrendered for exchange, and notices and demands to or upon us may be served;

  •
  the period(s) within which, and the price(s) at which, that series of subordinated debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and other related terms and conditions;

  •
  any mandatory or optional sinking fund provisions or any provisions for remarketing that series of subordinated debt securities and other related terms and provisions;

  •
  the denominations in which that series of subordinated debt securities will be issued, if other than denominations of $1,000 in the case of registered securities and any integral multiple thereof, and in the case of bearer securities, if other than denominations of $5,000 and $100,000;

  •
  the currency or currencies, including composite currencies or currency units, in which that series of subordinated debt securities may be denominated or in which payment of the principal of and interest on, if any, that series of subordinated debt securities shall be payable, if other than the currency of the United States of America, and, if so, whether that series of subordinated debt securities may be satisfied and discharged other than as provided in Article Four of the Subordinated Indenture;

  •
  if the amounts of payments of principal of and interest on, if any, that series of subordinated debt securities are to be determined by reference to an index, formula or other method, or based on a coin or currency other than that in which that series of subordinated debt securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

  •
  if other than the principal amount thereof, the portion of the principal amount of that series of subordinated debt securities that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

  •
  whether we will pay additional amounts on any of the subordinated debt securities and coupons, if any, of the series to any non-United States holder in respect of any tax, assessment or governmental charge withheld or deducted, and under what circumstances and with what procedures we will pay such additional amounts;

  •
  if other than as defined in the Subordinated Indenture, the meaning of "Business Day" when used with respect to that series of subordinated debt securities;

  •
  if that series of subordinated debt securities may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the Subordinated Indenture, the forms and terms of those certificates, documents or conditions;

  •
  the right, if any, to extend the interest payment periods and the duration of the extensions;

  •
  the terms pursuant to which any series of subordinated debt securities will be subordinate to any of our debt, if different from those described under "—Subordination" below;

  •
  any addition to, or modification or deletion of, any event of default, covenant or other term or provision specified in the Subordinated Indenture with respect to that series of subordinated debt securities; and

  •
  any other terms (which terms may be inconsistent with the Subordinated Indenture).

        Each prospectus supplement or pricing supplement, as applicable, may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the subordinated debt securities that the prospectus supplement or pricing supplement covers, as applicable.

Subordination

        The payment of the principal of, and premium, if any, and interest on, and any other amounts payable with respect to the subordinated debt securities will be subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness, whether such Subordinated Indebtedness is outstanding at the time such subordinated debt securities are issued or incurred thereafter. The Subordinated Indenture does not limit or prohibit us from incurring Senior Indebtedness. Holders of subordinated debt securities should also recognize that contractual provisions in the Subordinated Indenture may prohibit us from making payments on the subordinated debt securities under specified circumstances.

        "Senior Indebtedness" means the principal of, premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Federal bankruptcy law or any other applicable Federal or State law, but only to the extent allowed or permitted to the holder of our Indebtedness against our bankruptcy or other insolvency estate in such proceeding) and other amounts due on or in connection with any Indebtedness incurred, assumed or guaranteed by us, whether outstanding on the date of the Subordinated Indenture or thereafter incurred, assumed or guaranteed and all renewals, extensions and refundings of any such Indebtedness; provided, however, that the following will not constitute Senior Indebtedness:

          (a)   any of our Indebtedness as to which, in the instrument creating the same or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Indebtedness shall be subordinated to or pari passu with the subordinated debt securities;

          (b)   Indebtedness of us in respect of the subordinated debt securities;

          (c)   any of our Indebtedness constituting trade accounts payable arising in the ordinary course of business;

          (d)   any of our Indebtedness initially issued to a Capital Trust (as defined below) in connection with an issuance by such Capital Trust of preferred securities or other securities similar to preferred securities; and

          (e)   any of our Indebtedness owed to any of our subsidiaries.

        "Indebtedness," as applied to a person, means, as of the date on which Indebtedness is to be determined and without duplication (i) all obligations represented by notes, bonds, debentures or similar evidences of indebtedness; (ii) all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms; (iii) all rental obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; and (iv) all Indebtedness of others for the payment of which such person is responsible or liable as obligor or guarantor.

        "Capital Trust" means certain specified Delaware business trusts formed by us, or any similar trust, or any partnership or other entity affiliated with us created for the purpose of issuing securities in connection with the issuance of subordinated debt securities under the Subordinated Indenture.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due (subject to any applicable grace period). This means that the Subordinated Trustee and the holders of subordinated debt securities of that series can take action against us, but they will not receive any money until the claims of the holders of Senior Indebtedness have been fully satisfied.

         Payment Over of Proceeds Upon Dissolution, Etc.    The Subordinated Indenture provides that, upon any distribution of our assets in the event of:

  •
  any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or our creditors, as such, or to our assets, or

  •
  our liquidation, dissolution or other winding up, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

  •
  any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities,

then and in such event:

          (a)   the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities of any series are entitled to receive any payment on account of the principal, interest or any other amounts that may be payable in respect of the subordinated debt securities of such series; and

          (b)   any payment or distribution of our assets of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the holders of subordinated debt securities or the Subordinated Indenture Trustee would be entitled but for the subordination provisions of the Subordinated Indenture, will be paid directly to the holders of Senior Indebtedness, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

        In the event that, notwithstanding the provisions described in the preceding paragraph, the Subordinated Indenture Trustee or the holder of any subordinated debt security of any series receives any payment or distribution of our assets of any kind or character, whether in cash, property or securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact has been made known to the Subordinated Indenture Trustee as provided in the Subordinated Indenture, or, as the case may be, such holder, then such payment or distribution will be paid over or delivered to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of our assets for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

        By reason of such subordination, in the event of any distribution of our assets in connection with any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings relating to us, or our liquidation, dissolution or winding up, or any assignment for the benefit of our creditors or other marshalling of our assets and liabilities:

  •
  holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on the subordinated debt securities and the holders of subordinated debt securities will be required to pay over their share of such distribution, to the extent made in respect of such subordinated debt securities, to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full; and

  •
  our creditors who are neither holders of subordinated debt securities nor holders of Senior Indebtedness may recover more, ratably, than the holders of the subordinated debt securities.

Furthermore, such subordination may result in a reduction or elimination of payments to the holders of subordinated debt securities.

        Our consolidation with, or our merger into, another person or our liquidation or dissolution following the conveyance or transfer of all or substantially all of our assets to another person upon the terms and conditions described below under "—Consolidation, Merger or Sale," will not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of our assets and liabilities for the purposes of the subordination provisions of the Subordinated Indenture if the person formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer all or substantially all of our assets, as the case may be, will, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions described under "—Consolidation, Merger or Sale."

         Prior Payment to Senior Indebtedness upon Acceleration of Subordinated Debt Securities.    In the event that any subordinated debt securities of any series are declared due and payable before their stated maturity, the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness or provision will be made for such payment in cash, before the holders of the subordinated debt securities of such series are entitled to receive any payment from us on account of the principal, premium, interest or any other amounts that may be payable in respect of the subordinated debt securities of such series or on account of the purchase or other acquisition of subordinated debt securities of such series. In the event that we make any payment to the Subordinated Indenture Trustee or the holder of any subordinated debt securities of any series that is prohibited by the provisions described in the immediately preceding sentence, then such payment generally must be paid over and delivered to us by the person holding such payment for the benefit of the holders of Senior Indebtedness. The provisions described in this paragraph do not apply to any payment with respect to which the provisions described above under the caption "—Payment Over of Proceeds Upon Dissolution, Etc." would be applicable.

         Default in Senior Indebtedness.    In the event and during the continuation of any default by us in the payment of principal, premium, if any, interest or any other payment due on any of our Senior Indebtedness beyond any applicable grace period with respect thereto, or in the event that the maturity of any of our Senior Indebtedness has been accelerated because of a default, then, in any such case, no payment will be made by us with respect to the principal, premium, or interest or any other amounts that may be payable on the subordinated debt securities until such default is cured or waived or ceases to exist or any such acceleration or demand for payment has been rescinded.

         Other.    We are required to give prompt written notice to the Subordinated Indenture Trustee of any fact known to us which would prohibit the making of any payment in respect of the subordinated debt securities of any series.

        If this prospectus is being delivered in connection with the offering of subordinated debt securities, the accompanying prospectus supplement or pricing supplement or information incorporated by reference herein will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

Consolidation, Merger or Sale

        The Subordinated Indenture generally permits us to consolidate with, merge into or convey, transfer or lease our properties and assets substantially as an entirety, to any person, so long as, immediately after giving effect to such transaction, no event of default under the Subordinated Indenture or event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing. However, any successor or acquiror of such assets must assume all of our obligations under the Subordinated Indenture and the subordinated debt securities and be organized and existing under U.S. laws.

Events of Default Under the Subordinated Indenture

        The following are events of default under the Subordinated Indenture with respect to each series of subordinated debt securities issued:

  •
  failure to pay any installment of interest upon any subordinated debt security of such series when it becomes due and payable, and continuance of such failure to pay for a period of 30 days; provided that a valid extension of an interest payment period by us in accordance with the terms of the subordinated debt security of such series will not constitute a default in the payment of interest for this purpose;

  •
  failure to pay the principal of any subordinated debt security of such series when due;

  •
  failure to perform or breach of any other covenant or warranty contained in the subordinated debt securities or the Subordinated Indenture (other than a covenant specifically benefiting only another series of subordinated debt securities), and the continuance of such failure for a period of 90 days after we receive notice from the Subordinated Indenture Trustee or holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series;

  •
  certain events of bankruptcy, insolvency or reorganization relating to us; and

  •
  any other event of default specified in the prospectus supplement or pricing supplement, if any, relating to that series of subordinated debt securities.

        If an event of default with respect to subordinated debt securities of any series occurs and is continuing, the Subordinated Indenture Trustee or the holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series, by notice in writing to us (and to the Subordinated Indenture Trustee if notice is given by such holders), may declare the principal of (or if such subordinated debt securities are discount securities, the portion of the principal amount specified in the applicable prospectus supplement or pricing supplement, if any), and accrued interest, if any, due and payable immediately.

        The holders of a majority in principal amount of the outstanding subordinated debt securities of an affected series may waive any past default with respect to that series and its consequences, except defaults regarding:

  •
  payment of principal or interest; or

  •
  covenants that cannot be modified or amended without the consent of the holder of each outstanding subordinated debt security of such series affected (as described under "—Modification of Subordinated Indenture; Waiver" below).

        Any waiver shall cure such default and the corresponding event of default.

        Subject to the terms of the Subordinated Indenture, the Subordinated Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the holders of the applicable series of subordinated debt securities, unless the holders have offered the Subordinated Indenture Trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding subordinated debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee, or exercising any trust or power conferred on the Subordinated Indenture Trustee, with respect to the subordinated debt securities of that series, provided that:

  •
  the direction given to the Subordinated Indenture Trustee is not in conflict with any law or the Subordinated Indenture;

  •
  the Subordinated Indenture Trustee may take any other action deemed proper by it which is not inconsistent with that direction; and

  •
  the Subordinated Indenture Trustee has not determined that the action would be unjustly prejudicial to the holders not involved in the proceeding.

        A holder of the subordinated debt securities of any series will have the right to institute a proceeding under the Subordinated Indenture or to appoint a receiver or trustee, or to seek other remedies only if:

  •
  the holder has given written notice to the Subordinated Indenture Trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series have made written request to, and have offered reasonable indemnity to, the Subordinated Indenture Trustee to institute the proceedings as trustee; and

  •
  the Subordinated Indenture Trustee does not institute the proceeding, and does not receive from the holders of a majority in principal amount of the outstanding subordinated debt securities of that series other conflicting directions, within 60 days after the notice, request and offer of indemnity.

        The Subordinated Indenture provides that no holder or group of holders of subordinated debt securities will have any right to affect, disturb or prejudice the rights of other holders, obtain or seek priority or preference over another holder or enforce its rights under the Subordinated Indenture except as provided in the Subordinated Indenture for the equal and ratable benefit of all holders.

        These limitations do not apply to a suit instituted by a holder of subordinated debt securities if we default in the payment of the principal of or interest on the subordinated debt securities.

        We will periodically file statements with the Subordinated Indenture Trustee regarding our compliance with the conditions and covenants in the Subordinated Indenture.

Modification of Subordinated Indenture; Waiver

        We and the Subordinated Indenture Trustee may amend or supplement the Subordinated Indenture without the consent of any holders to, among other things:

  •
  evidence our succession by another person and the assumption by such person of our covenants in the Subordinated Indenture and the corresponding series of securities;

  •
  add to our covenants, agreements and obligations for the benefit of the holders of all subordinated debt securities or any series thereof, or to surrender any right or power the Subordinated Indenture confers upon us;

  •
  evidence and provide for the acceptance of appointment under the Subordinated Indenture of a successor Subordinated Indenture Trustee with respect to the securities of one or more series;

  •
  cure any ambiguity or correct any inconsistency in the Subordinated Indenture or make other provisions with respect to matters or questions arising under the Subordinated Indenture;

  •
  add, change or eliminate any provisions of the Subordinated Indenture (which addition, change or elimination may apply to one or more series of subordinated debt securities), provided that the addition, change or elimination neither (a) applies to any security of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of the provision nor (b) modifies the rights of holders of the securities with respect to those modified provisions;

  •
  secure the subordinated debt securities; or

  •
  change anything else that does not adversely affect the interests of any holder of subordinated debt securities.

        In addition, under the Subordinated Indenture, the rights of holders of a series of subordinated debt securities may be changed by us and the Subordinated Indenture Trustee with the written consent of the holders of at least a majority in principal amount of the outstanding subordinated debt securities of each series that is affected. However, no amendment or supplement may be made without the consent of the holder of each outstanding subordinated debt securities affected if such amendment or waiver would, among other things:

  •
  change the stated maturity of principal of, or any installment of principal or interest on, such subordinated debt securities;

  •
  reduce the principal amount of a discount security payable upon declaration of acceleration;

  •
  reduce the principal amount of, or the rate of interest on, or reduce any premium payable on, any of the subordinated debt securities;

  •
  change the place or currency of payment of principal or interest, if any, on any of the subordinated debt securities;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any of the subordinated debt securities;

  •
  change the terms of the subordination of the subordinated debt securities in a manner adverse to the holders of any series of outstanding subordinated debt securities; and

  •
  modify any of the foregoing requirements or reduce the percentage of subordinated debt securities, the holders of which are required to consent to any amendment or waiver of any covenant or past default.

Form, Exchange and Transfer

        The subordinated debt securities of each series may be issued as registered securities, as bearer securities (with or without coupons) or both. Unless otherwise specified in the applicable prospectus supplement or the pricing supplement, if any, registered securities will be issued in denominations of $1,000 and any integral multiple thereof and bearer securities will be issued in denominations of $5,000 and $100,000. Subject to the terms of the Subordinated Indenture and the limitations applicable to global securities described in the applicable prospectus supplement or the pricing supplement, if any, registered securities will be exchangeable for other registered securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the Subordinated Indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement or pricing supplement, if any, subordinated debt securities issued as registered securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly executed) at the office of the registrar or at the office of any transfer agent we designate for that purpose. Bearer securities will not be issued in exchange for registered securities. Unless otherwise provided in the subordinated debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have appointed the Subordinated Indenture Trustee as registrar. Any transfer agent (in addition to the registrar) initially designated by us for any subordinated debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the subordinated debt securities of each series.

        If the subordinated debt securities of any series are to be redeemed, we will not be required to:

  •
  issue, register the transfer of, or exchange any subordinated debt securities of, that series during a period beginning at the opening of business 15 days before any selection of subordinated debt securities for redemption and ending, in the case of registered securities, at the close of business on the day of mailing of the relevant notice of redemption and, in the case of bearer securities, the first publication date of the notice, or if the subordinated debt securities of that series are also issuable as registered securities and there is no publication, at the close of business on the day of mailing of the notice;

  •
  in the case of registered securities, register the transfer of or exchange any subordinated debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any registered security being redeemed in part; or

  •
  in the case of bearer securities, exchange any subordinated debt securities so selected for redemption, except to exchange a bearer security for a registered security that is immediately surrendered for redemption.

Global Securities

        The subordinated debt securities of each series may be issued in whole or in part in global form. A subordinated debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement or pricing supplement, if any. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global subordinated debt security may not be transferred, except as a whole among the depositary for that subordinated debt security and/or its nominees and/or successors. If any subordinated debt securities of a series are issuable as global securities, the applicable prospectus supplement or pricing supplement, if any, will describe any circumstances when beneficial owners of interests in that global security may exchange their interests for definitive subordinated debt securities of like series and tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on that global subordinated debt security and the specific terms of the depositary arrangement with respect to that global subordinated debt security.

Discharge

        Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, we may terminate at any time our obligations under the Subordinated Indenture with respect to any series of subordinated debt securities (other than certain limited obligations, such as the obligation to transfer and exchange subordinated debt securities of that series) by (1)(a) delivering all of the outstanding securities of that series to the Subordinated Indenture Trustee to be cancelled or (b) depositing with the Subordinated Indenture Trustee in trust funds or non-callable United States government or government-guaranteed obligations sufficient without reinvestment to pay all remaining principal and interest on the series of subordinated debt securities and (2) complying with selected other provisions of the Subordinated Indenture.

        If we elect to discharge our obligations by depositing United States obligations as described above, that election under present law is likely to be treated for United States federal income tax purposes as a redemption of the subordinated debt securities of that series prior to maturity in exchange for the property deposited in trust. If so, each holder that acquired the subordinated debt securities on original issuance would generally recognize, at the time of discharge, gain or loss for United States federal income tax purposes measured by the difference between (1) the sum of (a) the amount of any cash and (b) the fair market value of any property deposited in trust deemed received by such holder (unless attributable to accrued interest) and (2) such holder's tax basis in the subordinated debt securities deemed surrendered. After the discharge, each such holder would be treated as if it held an undivided interest in the cash (or investments made therewith) and the property held in trust. Each such holder would generally be subject to tax liability in respect of interest income and original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of the assets held in trust. Although tax might be owed, the holder of a discharged subordinated debt security would not receive cash (except for current payments of interest on that subordinated debt security) until the maturity or earlier redemption (or, if applicable, repurchase by us at the option of the holder) of that subordinated debt security. United States federal income tax treatment of this nature could affect the purchase price that a holder would receive upon the sale of the subordinated debt securities. You are urged to consult with your tax advisor regarding the tax consequences of the discharge of our obligations.

Information Concerning the Subordinated Indenture Trustee

        The Subordinated Indenture Trustee, other than during the occurrence and continuance of an event of default under the Subordinated Indenture, undertakes to perform only those duties as are specifically set forth in the Subordinated Indenture and, upon an event of default under the Subordinated Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Subordinated Indenture Trustee is under no obligation to exercise any of the rights or powers given it by the Subordinated Indenture at the request or direction of any holder of subordinated debt securities unless the Subordinated Indenture Trustee is offered reasonable security or indemnity by that holder against the costs, expenses and liabilities that it might incur. The Subordinated Indenture Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

        The Bank of New York Mellon is a participating lender under our revolving credit agreement and provides commercial banking services to us and our affiliates. The Bank of New York Mellon Trust Company, N.A. is the Subordinated Indenture Trustee and will also act as the Senior Indenture Trustee. However, if The Bank of New York Mellon Trust Company, N.A. acquires any conflicting interest when an event of default is pending, it must (with certain exceptions) eliminate the conflict or resign.

Payment and Payment Agents

        The person in whose name a subordinated debt security is registered will be treated as the owner of such security for the purpose of receiving payment of principal and, unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, interest on such security and for all other purposes.

        Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, payment of interest on any subordinated debt securities (other than bearer securities) on any interest payment date will be made to the person in whose name those subordinated debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the interest. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, principal and interest on the subordinated debt securities of a particular series will be payable at the office of the paying agents that we designate, except that payments of interest (other than interest on bearer securities) may, at our option, be made by wire transfer or check mailed to the address of the person entitled thereto. Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, any payment of an installment of interest on any bearer security will be made only if the coupon relating to the interest installment is surrendered.

        We will be required to maintain a paying agent in each place of payment for the subordinated debt securities of a particular series. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, the corporate trust office of the Subordinated Indenture Trustee in The City of New York will be designated as sole paying agent for payments with respect to subordinated debt securities (other than bearer securities). Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, payment of principal and interest, if any, on bearer securities will be made subject to any applicable laws and regulations, at the office of a paying agent outside the United States as we may designate.

        All moneys that we pay to a paying agent or the Subordinated Indenture Trustee for the payment of the principal or interest, if any, on any subordinated debt securities which remain unclaimed at the end of two years after that principal or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

        Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, interest shall be computed, for fixed rate securities, on the basis of a 360-day year comprised of twelve 30-day months, and, for variable rate securities, on the basis of the actual number of days in the interest period divided by 360.

Governing Law

        The Subordinated Indenture and subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act shall be applicable.

 DESCRIPTION OF PREFERRED STOCK

General

        The following summary describes the material provisions of our preferred stock. The summary in this prospectus is not complete. We urge you to read our Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), and our Bylaws, as amended ("Bylaws"), which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the certificate of designations establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with the offering of the preferred stock.

        Our Certificate of Incorporation authorizes our Board of Directors, without further stockholder action, to provide for the issuance of up to 50,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, and to fix the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. We may amend our Certificate of Incorporation from time to time to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of our outstanding stock entitled to vote, with all such holders voting as a single class.

        The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

  •
  the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

  •
  the purchase price of the preferred stock;

  •
  the voting powers, if any, and whether such voting powers are full or limited, in any such series;

  •
  the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

  •
  whether dividends, if any, shall be cumulative or noncumulative, the dividend rate, or method of determining the dividend rate of such series, and the dates and preferences of dividends on such series;

  •
  the rights of such series upon the voluntary or involuntary dissolution, liquidation or winding up, of, or upon any distribution of, our assets;

  •
  the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of ours or any other corporation, and the price or prices or the rates of exchange applicable thereto;

  •
  the right, if any, to subscribe for or to purchase any securities of ours or any other corporation;

  •
  the provisions, if any, of any sinking fund applicable to such series; and

  •
  any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof.

        Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the preferred stock that the prospectus supplement covers.

        If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, those terms will also be disclosed in the applicable prospectus supplement relating to that series of preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable.

Dividend Rights

        The preferred stock will be preferred over the common stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation) on the common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to receive dividends when, as and if declared by our Board of Directors or, if dividends are cumulative, full cumulative dividends for the current and all prior dividend periods. We will pay those dividends either in cash, shares of preferred stock, or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. With respect to each series of preferred stock that has cumulative dividends, the dividends on each share of the series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock as to the payment of dividends, as compared with then-existing and future series of preferred stock.

Rights Upon Liquidation

        The preferred stock of each series will be preferred over the common stock and other stock ranking junior to that series of preferred stock as to assets, so that the holders of that series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up, and before any distribution is made to the holders of common stock and other stock ranking junior to that series of preferred stock, the amount set forth in the applicable prospectus supplement. If upon any liquidation, dissolution or winding up, our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled, subject to the relative rankings of each series of preferred stock upon liquidation. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock upon liquidation, as compared with then-existing and future series of preferred stock. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of our assets.

Conversion, Redemption or Exchange

        The shares of a series of preferred stock will be convertible or exchangeable at the option of the holder of the preferred stock, redeemable at our option or at the option of the holder, as applicable, convertible or exchangeable at our option, into another security, in each case, to the extent set forth in the applicable prospectus supplement.

Voting Rights

        Except as indicated in the applicable prospectus supplement or as otherwise from time to time required by law, the holders of preferred stock will have no voting rights.

Other

        Our Certificate of Incorporation and our Bylaws and Delaware law contain certain provisions that may have the effect of delaying, deferring or preventing a takeover attempt that a holder of our preferred stock or depositary shares might consider in its best interest, including those attempts that may result in a premium over the market price of those shares. See "Description of Common Stock—Anti-Takeover Effect of our Certificate of Incorporation and Bylaws and of Delaware Law."

 DESCRIPTION OF DEPOSITARY SHARES

General

        We may elect to offer fractional shares of preferred stock of a series, rather than full shares of preferred stock. We will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. The fraction of a share of preferred stock represented by each depositary share will be set forth in the applicable prospectus supplement.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company that we select. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. We will distribute depositary receipts to those persons purchasing the fractional shares of preferred stock of a series underlying the depositary shares in accordance with the terms of the offering. We will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this prospectus is a part. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete and is subject to and qualified in its entirety by reference to the forms of the deposit agreement and depositary receipts that we will file with the SEC in connection with the offering of the specific depositary shares.

        Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts, which we will prepare without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

        Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the depositary shares that the prospectus supplement covers.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received with respect to the applicable series of preferred stock to the record holders of depositary shares relating to the preferred stock of that series in proportion to the number of depositary shares owned by those holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that the distribution cannot be made proportionately or it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders or adopt another method of distribution as it deems equitable.

Withdrawal of Underlying Preferred Stock

        Upon surrender of the depositary receipts at the depositary's corporate trust office, unless the related depositary shares have previously been called for redemption, converted or exchanged into other securities, the holder of the depositary shares evidenced by those depositary receipts is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property those depositary shares represent. Holders of depositary shares will be entitled to receive whole shares of the related class or series of preferred stock, but holders of those whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts that the holder delivers to the depositary evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing that excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Conversion, Redemption or Exchange

        If a series of preferred stock represented by depositary shares is subject to provisions relating to conversion, redemption or exchange as set forth in the applicable prospectus supplement, each holder of the related depositary shares will have the right or obligation to convert, redeem or exchange depositary shares in accordance with its terms.

Redemption of Depositary Shares

        If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by us. The rights of holders of depositary shares after the date fixed for redemption will be described in the applicable prospectus supplement.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by that holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with the instructions. We will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock. Notwithstanding the foregoing, except as indicated in the applicable prospectus supplement or as otherwise from time to time required by law, the holders of preferred stock will have no voting rights.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

        Whenever so directed by us, the depositary will terminate the deposit agreement by mailing notice of termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the date fixed in the notice for termination. The depositary may likewise terminate the deposit agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign, and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of termination) or perform any further acts under the deposit agreement except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with those dividends and distributions and the net proceeds of any sales of rights, preferences, privileges and other property, without liability for interest thereon, in exchange for depositary receipts surrendered.

Charges of Depositary

        We will pay charges of the depositary in connection with the initial deposit of the preferred stock, any redemption of the preferred stock and other administrative matters. Holders of depositary receipts will pay transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

        The depositary will forward to holders of depositary receipts all reports and communications from us delivered to the depositary required to be furnished to the holders of the preferred stock.

        Neither we nor the depositary will be liable if we or it is prevented or delayed by law or any circumstance beyond our or its control in performing our or its respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our and its respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

 DESCRIPTION OF COMMON STOCK

General

        The following summary describes the material provisions of our common stock. The summary in this prospectus is not complete. We urge you to read our Certificate of Incorporation and our Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

        Our Certificate of Incorporation authorizes our Board of Directors, without further stockholder action, to provide for the issuance of up to 1,100,000,000 shares of common stock, par value $0.20 per share. We may amend our Certificate of Incorporation from time to time to increase the number of authorized shares of common stock. Any such amendment would require the approval of the holders of a majority of our outstanding stock entitled to vote, with all such holders voting as a single class. The common stock will, when issued, be fully paid and nonassessable.

        Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the common stock that the prospectus supplement covers.

Dividend Rights

        Subject to the dividend rights of the holders of any outstanding series of preferred stock, the holders of shares of common stock will be entitled to receive dividends when, as and if declared by our Board of Directors. We will pay those dividends either in cash, shares of common stock, or otherwise, at the rate and on the date or dates as declared by our Board of Directors. Accruals of dividends will not bear interest.

Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of preferred stock before we pay distributions to the holders of common stock. Because we are a holding company, holders of common stock may not receive assets of our subsidiaries in the event of our liquidation until the claims of creditors of such subsidiaries are paid, except to the extent that we are a creditor of, and may have recognized claims against, such subsidiaries.

Voting Rights

        Each holder of common stock entitled to vote will have one vote for each one share of common stock held on all matters to be voted upon by our stockholders, including elections of directors.

Conversion, Redemption and Preemptive Rights

        Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and of Delaware Law

        Our Certificate of Incorporation and our Bylaws and Delaware law contain certain provisions that may have the effect of delaying, deferring or preventing a takeover attempt that a stockholder might consider in its best interest, including those attempts that result in a premium over the market price for the shares held by stockholders. Following is a description of certain of the anti-takeover effects of such provisions.

         Limitations on Liability and Indemnification of Directors and Officers.    Section 145 of the Delaware General Corporation Law ("DGCL") permits a corporation to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of such corporation, as the case may be, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        Our Certificate of Incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such director as a director; provided that a director will be liable to the extent provided by applicable law for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation or law, pursuant to Section 174 of the DGCL or for any transaction from which the director derived an improper personal benefit. We have entered into indemnification agreements with each director and certain officers providing for indemnification. Additionally, Article VIII of our Bylaws provides that we will indemnify directors and officers under certain circumstances for liabilities and expenses incurred by reason of their activities in such capacities. In addition, we have insurance policies that provide liability coverage to certain officers while acting in such capacities.

        The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws and these indemnification agreements and insurance policies may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, investments in our common stock may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

         Special Meetings of Stockholders.    Our Certificate of Incorporation and Bylaws currently provide that special meetings of our stockholders may be called only by our Board of Directors or the Chairman of our Board of Directors. This provision makes it more difficult for stockholders to take action opposed by our Board of Directors.

         Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or special meeting of stockholders, must provide timely notice to us thereof in writing within the time periods specified in our Bylaws. Our Bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from making nominations for directors at an annual or special meeting.

         No Stockholder Action by Written Consent.    Our Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be effected by any consent in writing of such stockholders. This provision limits the ability of any stockholder to take action immediately and without prior notice to our Board of Directors.

         Limitations on Stockholders' Ability to Change the Number of Directors.    The number of directors to serve on our Board of Directors is fixed by our Bylaws, and, pursuant to our Bylaws, can only be changed by resolution of our Board of Directors. In addition, our Certificate of Incorporation provides that any vacancy on our Board of Directors (including any vacancy resulting from an increase in the number of directors) may be filled by a majority of our Board of Directors then in office. These provisions limit the ability of a stockholder to appoint new directors to our Board of Directors, and may have the effect of discouraging an attempt to obtain control of us by means of a proxy contest or otherwise.

         Authorized but Unissued Capital Stock.    Our Certificate of Incorporation authorizes our Board of Directors to issue one or more series of preferred stock, and to determine, with respect to any such series of preferred stock, the number of shares to be included in any series and the designation, relative powers, preferences, rights and qualifications, limitations or restrictions of such series of preferred stock. The DGCL does not require stockholder approval for any issuance of previously authorized shares of our capital stock. However, the listing requirements of the New York Stock Exchange, which will apply so long as our common stock is listed on the New York Stock Exchange, require stockholder approval of certain issuances of common stock or securities convertible into or exercisable for common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. In addition, provisions which could discourage an unsolicited tender offer or takeover proposal, such as extraordinary voting, dividend, redemption or conversion rights, could be included in a series of preferred stock.

         No Cumulative Voting.    The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors unless its certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting. A cumulative voting provision could make it easier for minority stockholders to elect one or more directors to our Board of Directors.

         General Corporation Law of the State of Delaware.    We are a Delaware corporation that is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder unless:

  •
  prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced, excluding certain shares; or

  •
  at or subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        A "business combination" includes certain mergers, asset or stock sales and other transactions involving the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with that person's affiliates and associates, owns (or within the previous three years did own) 15% or more of our voting stock.

        Section 203 could prohibit or delay a merger or other takeover attempt and, accordingly, may discourage attempts to acquire us.

Stock Exchange Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "OXY."

Transfer Agent and Registrar

        BNY Mellon Shareowner Services acts as transfer agent and registrar for our common stock.

 DESCRIPTION OF WARRANTS

General

        We may issue warrants for the purchase of debt securities (debt warrants) or preferred stock, depositary shares or common stock (stock warrants).

        The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement. Copies of the form of warrant agreement for each warrant, including the forms of warrant certificates, are filed as exhibits to the registration statement of which this prospectus is a part.

        The following description sets forth certain general terms and provisions of the warrants. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the warrants covered by that prospectus supplement. The following summary of certain provisions of the debt warrants, stock warrants, warrant agreements and warrant certificates is not complete and is subject to all of the provisions of the warrant agreements and warrant certificates.

Debt Warrants

        The particular terms of any individual debt warrants that we offer under this prospectus will be described in the applicable prospectus supplement relating to those debt warrants. Those terms may include all or any of the following:

  •
  the title and the aggregate number of the debt warrants;

  •
  the offering price for the debt warrants, if any;

  •
  the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the debt warrants and the procedures and conditions relating to the exercise of the debt warrants;

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  the designation and terms of any related securities with which the debt warrants are issued and the number of debt warrants issued with each of those securities;

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  the date, if any, on and after which the debt warrants and any related securities will be separately transferable;

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  the principal amount of securities purchasable upon exercise of each debt warrant and the price at which such principal amount of securities may be purchased upon such exercise;

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  the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

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  whether the debt warrants represented by debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

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  information with respect to any book-entry procedures;

  •
  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

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  redemption or call provisions of the debt warrants, if any; and

  •
  any additional rights, preferences, privileges, limitations and restrictions.

        If the terms of any issuance of debt warrants differ from the terms set forth in this prospectus, then those differing terms will also be disclosed in the prospectus supplement applicable to that issuance.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon exercise of the debt warrants. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void and non-exercisable.

        Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, then a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Stock Warrants

        The particular terms of any individual stock warrants that we offer under this prospectus will be described in the applicable prospectus supplement relating to those stock warrants. Those terms may include all or any of the following:

  •
  the title and the aggregate number of stock warrants;

  •
  the offering price for the stock warrants, if any;

  •
  the type and number of shares of preferred stock, depositary shares or common stock purchasable upon exercise of the stock warrants and the procedures and conditions relating to the exercise of the stock warrants;

  •
  the designation and terms of any related securities with which the stock warrants are issued, and the number of stock warrants issued with each of those securities;

  •
  the date, if any, on and after which the stock warrants and related stock will be separately transferable;

  •
  the offering price of the stock warrants, if any;

  •
  the initial price at which the shares of stock may be purchased upon exercise of stock warrants and any provision with respect to adjustments of the purchase price;

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  the date on which the right to exercise the stock warrants will commence and the date on which such right will expire;

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  if applicable, the minimum or maximum amount of the stock warrants that may be exercised at any one time;

  •
  redemption or call provisions of the stock warrants, if any;

  •
  anti-dilution provisions of the stock warrants, if any; and

  •
  any additional rights, preferences, privileges, limitations and restrictions.

        If the terms of any issuance of stock warrants differ from the terms set forth in this prospectus, then those differing terms will also be disclosed in the prospectus supplement applicable to that issuance.

        Stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants will be exerciseable at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of stock purchasable upon such exercise, and will not be entitled to any dividend payments on such stock purchasable upon such exercise.

        Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock, depositary shares or common stock, as the case may be, at the exercise price set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants. Unless otherwise specified in the applicable prospectus supplement, stock warrants will be exercisable at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void and non-exercisable.

        Stock warrants will be exercisable as set forth in the applicable prospectus supplement. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, then a new stock warrant certificate will be issued for the remaining amount of stock warrants.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units, consisting of a stock purchase contract and either (x) senior or subordinated debt securities or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder's obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

        The particular terms of the stock purchase contracts or stock purchase units and, if applicable, prepaid securities will be described in the applicable prospectus supplement. Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the stock purchase contracts or stock purchase units that the prospectus supplement covers.

Governing Law

        Each stock purchase contract will be governed by, and construed in accordance with, the laws of the State of New York.

 PLAN OF DISTRIBUTION

        We may sell debt securities, preferred stock, depositary shares, common stock, warrants, stock purchase contracts or stock purchase units being offered hereby in one or more of the following ways from time to time:

  •
  to underwriters or dealers for resale to the public or to institutional investors;

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  directly to institutional investors;

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  directly to agents;

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  directly to a limited number of purchasers or to a single purchaser;

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  through agents to the public or to institutional investors;

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  if indicated in the prospectus supplement, pursuant to delayed delivery contracts or by remarketing firms; or

  •
  through a combination of any of the previous methods of sale.

        The prospectus supplements and pricing supplements, if any, will set forth the terms of the offering of each series of securities, including the name or names of any underwriter, dealers or agents, the purchase price of the securities and the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

        If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including privately negotiated transactions, at a fixed public offering price or prices, which may be changed, in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, at prices related to prevailing market prices or at negotiated prices or varying prices determined at the time of sale.

        Unless otherwise set forth in a prospectus supplement or a pricing supplement, if any, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the series of securities, if any are purchased.

        In connection with underwritten offerings of the offered securities, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

  •
  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  •
  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

  •
  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

        These transactions may be effected on the New York Stock Exchange (in the case of securities listed on that exchange), in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities and accordingly may elect not to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time without notice.

        If a dealer is utilized in the sale of securities, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

        Securities may also be offered and sold, if so indicated in the prospectus supplement or a pricing supplement, if any, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement or a pricing supplement, if any.

        Underwriters, agents, dealers and remarketing firms may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, and to reimbursement by us for certain expenses. Underwriters, agents, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        Each series of securities will be a new issue of securities and will have no established trading market, other than the common stock which is listed on the New York Stock Exchange. The securities other than the common stock may or may not be listed on a national securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

 LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, Linda S. Peterson, our Associate General Counsel, will provide opinions regarding the authorization and validity of the securities. Any underwriters will be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

        The consolidated financial statements and financial statement schedule of Occidental Petroleum Corporation and its subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2007 consolidated financial statements refers to changes in accounting for uncertain tax positions, defined benefit pension and other postretirement plans and share-based payments.

        Ryder Scott Company, L.P., independent petroleum engineering consultants, reviewed Occidental's oil and gas estimation process, which review information is included in Occidental's Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this prospectus. Ryder Scott's review information is incorporated by reference herein in reliance upon the authority of said firm in such matters.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby.* All amounts are estimates.

SEC filing fee	**
Printing fees and expenses	$15,000
Accounting fees and expenses	50,000
Rating agency fees	55,000
Legal fees and expenses	75,000
Trustee fees and expenses	13,500
Miscellaneous	6,500

Total	$215,000

*
Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. The amounts shown are estimates of expenses for a single offering of securities under this registration statement, but do not limit the amount of securities that may be offered.

**
Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.

Item 15. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (DGCL) permits the board of directors of a corporation to indemnify any person against expenses (including attorneys' fees), judgments, fines and amount paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the registrant, as the case may be, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the Securities Act). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        The registrant's Restated Certificate of Incorporation, as amended, provides that no director will be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director; provided that a director will be liable to the extent provided by applicable law for breach of the director's duty of loyalty to the registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation or law, pursuant to Section 174 of the DGCL or for any transaction from which the director derived an improper personal benefit. The registrant has entered into indemnification agreements with each director and certain officers providing for indemnification. Additionally, Article VIII of the registrant's Bylaws provides that the registrant will indemnify directors and officers under certain circumstances for liabilities and expenses incurred by reason of their activities in such capacities. In addition, the registrant has insurance policies that provide liability coverage to directors and officers while acting in such capacities.

        The directors and officers of the registrant are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

Item 16. Exhibits.

1.1	Form of Underwriting Agreement (Debt Securities).
1.2	Form of Underwriting Agreement (Common Stock, Preferred Stock, Depositary Shares).*
1.3	Form of Underwriting Agreement (Warrants).*
1.4	Form of Underwriting Agreement (Stock Purchase Contracts).*
1.5	Form of Underwriting Agreement (Stock Purchase Units).*
4.1	Indenture (Senior Debt Securities), dated as of April 1, 1998, between Occidental and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Trustee (incorporated by reference from Exhibit 4 to Occidental's Registration Statement on Form S-3 (File No. 333-52053), filed with the Commission on May 7, 1998).
4.2	Indenture (Subordinated Debt Securities), dated as of January 20, 1999, between Occidental and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Trustee (incorporated by reference from Exhibit 4.2 to Occidental's Current Report on Form 8-K, filed with the Commission on January 20, 1999).
4.3	Form of Certificate of Designations of Preferred Stock.*
4.4	Form of Deposit Agreement (including form of depositary receipt).*
4.5	Restated Certificate of Incorporation of Occidental, dated November 12, 1999 (filed as Exhibit 3.(i) to Occidental's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 15, 2000).
4.6	Certificate of Amendment of Restated Certificate of Incorporation of Occidental, dated May 5, 2006 (filed as Exhibit 3.(i)(b) to Occidental's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on February 27, 2007).
4.7	Bylaws of Occidental, as amended through May 3, 2007 (filed as Exhibit 3.(ii) to Occidental's Current Report on Form 8-K, filed with the Commission on May 9, 2007).
4.8	Specimen certificate for shares of Common Stock (incorporated by reference from Exhibit 4.9 to Occidental's Registration Statement on Form S-3 (File No. 333-82246), filed with the Commission on February 6, 2002).
4.9	Form of Warrant Agreement (Stock) (including form of Warrant), (incorporated by reference from Exhibit 4.11 to Occidental's Registration Statement on Form S-3 (File No. 333-82246), filed with the Commission on February 6, 2002).
4.10	Form of Warrant Agreement (Debt) (including form of Warrant) (incorporated by reference from Exhibit 4.12 to Occidental's Registration Statement on Form S-3 (File No. 333-82246), filed with the Commission on February 6, 2002).
4.11	Form of Stock Purchase Contract Agreement (including Pledge Agreement, if applicable).*
4.12	Form of Stock Purchase Unit Agreement.*
4.13	Forms of Debt Securities.*
5.1	Opinion of Linda S. Peterson, Associate General Counsel for Occidental.
12.1	Statement regarding the computation of total enterprise ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends.
23.1	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of Ryder Scott Company, L.P., independent petroleum engineering consultants.
23.3	Consent of Linda S. Peterson, Associate General Counsel for Occidental (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture (Senior Debt Securities).

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture (Subordinated Debt Securities).

*
To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.

Item 17. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining any liability under the Securities Act to any purchaser:

            (i)    Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining any liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Occidental Petroleum Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 8, 2008.

OCCIDENTAL PETROLEUM CORPORATION
By:	/s/ RAY R. IRANI Ray R. Irani Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Donald P. de Brier, Kendrick F. Royer and Linda S. Peterson, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement, and in each case to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RAY R. IRANI Ray R. Irani	Chairman of the Board of Directors and Chief Executive Officer	August 8, 2008
/s/ STEPHEN I. CHAZEN Stephen I. Chazen	President and Chief Financial Officer	August 8, 2008
/s/ JIM A. LEONARD Jim A. Leonard	Vice President and Controller (Principal Accounting and Duly Authorized Officer)	August 8, 2008
/s/ SPENCER ABRAHAM Spencer Abraham	Director	August 8, 2008

/s/ RONALD W. BURKLE Ronald W. Burkle	Director	August 8, 2008
/s/ JOHN S. CHALSTY John S. Chalsty	Director	August 8, 2008
/s/ EDWARD P. DJEREJIAN Edward P. Djerejian	Director	August 8, 2008
/s/ JOHN E. FEICK John E. Feick	Director	August 8, 2008
/s/ IRVIN W. MALONEY Irvin W. Maloney	Director	August 8, 2008
/s/ AVEDICK B. POLADIAN Avedick B. Poladian	Director	August 8, 2008
/s/ RODOLFO SEGOVIA Rodolfo Segovia	Director	August 8, 2008
/s/ AZIZ SYRIANI Aziz Syriani	Director	August 8, 2008
/s/ ROSEMARY TOMICH Rosemary Tomich	Director	August 8, 2008
/s/ WALTER L. WEISMAN Walter L. Weisman	Director	August 8, 2008

 Exhibit Index

1.1	Form of Underwriting Agreement (Debt Securities).
1.2	Form of Underwriting Agreement (Common Stock, Preferred Stock, Depositary Shares).*
1.3	Form of Underwriting Agreement (Warrants).*
1.4	Form of Underwriting Agreement (Stock Purchase Contracts).*
1.5	Form of Underwriting Agreement (Stock Purchase Units).*
4.1	Indenture (Senior Debt Securities), dated as of April 1, 1998, between Occidental and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Trustee (incorporated by reference from Exhibit 4 to Occidental's Registration Statement on Form S-3 (File No. 333-52053), filed with the Commission on May 7, 1998).
4.2	Indenture (Subordinated Debt Securities), dated as of January 20, 1999, between Occidental and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Trustee (incorporated by reference from Exhibit 4.2 to Occidental's Current Report on Form 8-K, filed with the Commission on January 20, 1999).
4.3	Form of Certificate of Designations of Preferred Stock.*
4.4	Form of Deposit Agreement (including form of depositary receipt).*
4.5	Restated Certificate of Incorporation of Occidental, dated November 12, 1999 (filed as Exhibit 3.(i) to Occidental's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 15, 2000).
4.6	Certificate of Amendment of Restated Certificate of Incorporation of Occidental, dated May 5, 2006 (filed as Exhibit 3.(i)(b) to Occidental's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on February 27, 2007).
4.7	Bylaws of Occidental, as amended through May 3, 2007 (filed as Exhibit 3.(ii) to Occidental's Current Report on Form 8-K, filed with the Commission on May 9, 2007).
4.8	Specimen certificate for shares of Common Stock (incorporated by reference from Exhibit 4.9 to Occidental's Registration Statement on Form S-3 (File No. 333-82246), filed with the Commission on February 6, 2002).
4.9	Form of Warrant Agreement (Stock) (including form of Warrant), (incorporated by reference from Exhibit 4.11 to Occidental's Registration Statement on Form S-3 (File No. 333-82246), filed with the Commission on February 6, 2002).
4.10	Form of Warrant Agreement (Debt) (including form of Warrant) (incorporated by reference from Exhibit 4.12 to Occidental's Registration Statement on Form S-3 (File No. 333-82246), filed with the Commission on February 6, 2002).
4.11	Form of Stock Purchase Contract Agreement (including Pledge Agreement, if applicable).*
4.12	Form of Stock Purchase Unit Agreement.*
4.13	Forms of Debt Securities.*
5.1	Opinion of Linda S. Peterson, Associate General Counsel for Occidental.
12.1	Statement regarding the computation of total enterprise ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends.
23.1	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of Ryder Scott Company, L.P., independent petroleum engineering consultants.
23.3	Consent of Linda S. Peterson, Associate General Counsel for Occidental (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture (Senior Debt Securities).

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture (Subordinated Debt Securities).

*
To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.

QuickLinks

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
OCCIDENTAL
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF SENIOR DEBT SECURITIES
DESCRIPTION OF SUBORDINATED DEBT SECURITIES
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
Exhibit Index